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                                                                     EXHIBIT 5.1
                       CONSENT OF INDEPENDENT ACCOUNTANTS


The Sponsors and Trustee of Corporate Income Fund,
Intermediate Term Series--202, Defined Asset Funds:



We consent to the use in this Registration Statement No. 333-95731 of our report dated February 4, 2000, relating to the Statement of Condition of Corporate Income Fund, Intermediate Term Series--202, Defined Asset Funds and to the reference to us under the heading "How The Fund Works--Auditors" in the Prospectus which is a part of this Registration Statement.



DELOITTE & TOUCHE LLP
New York, N.Y.
February 4, 2000